EXHIBIT 99.1
PRESS RELEASE

INTERNATIONAL SEAWAYS ANNOUNCES CLOSING OF CREDIT FACILITY BY ITS FSO JOINT VENTURES
International Seaways Receives Proceeds of $110 Million Term Loan Based on its 50% Ownership in the FSO Joint Ventures

New York, NY – April 26, 2018 – International Seaways, Inc. (NYSE: INSW) (the "Company" or "INSW"), one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets, today announced that its joint ventures with Euronav NV, which own the FSO Africa and FSO Asia floating storage and offloading service vessels, have closed on a $220 million credit facility. Based on INSW's 50% ownership in the joint ventures, the Company has received $110 million in proceeds from the drawdown of the facility, which it expects to use for general corporate purposes, including to partially fund the previously announced VLCC acquisition.

"With the $110 million term loan, International Seaways has further enhanced our financial flexibility while maintaining overall balance sheet strength," said Lois K. Zabrocky, INSW's President and CEO. "We appreciate the ongoing support of our lending bank group in arranging this attractive and opportunistic financing, highlighting the strong performance of our FSO joint ventures, the sizable contracted cash flows they generate, and the significant value of the assets."

Ms. Zabrocky continued, "We continue to work towards a second quarter 2018 closing for the VLCC acquisition and now have in place the necessary cash funding requirements."

The joint venture facility has an interest rate of LIBOR plus 2% and steps down over the remaining terms of the five-year contracts with North Oil Company (NOC), the new operator of the Al Shaheen oil field, off the coast of Qatar, in July 2022 and September 2022, for the FSO Asia and FSO Africa, respectively.

ING Bank Belgium SA/NV and ABN AMRO Bank N.V. acted as joint lead arrangers for the credit facility.

About International Seaways, Inc.
International Seaways, Inc. (NYSE:INSW) is one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets. INSW owned and operated a fleet of 53 vessels as of March 31, 2018, including one ULCC, nine VLCCs, two Suezmaxes, eight Aframaxes/LR2s, 12 Panamaxes/LR1s and 15 MR tankers. Through joint ventures, it has ownership interests in four liquefied natural gas carriers and two floating storage and offloading service vessels. Additionally, the Company has signed a Stock Purchase and Sale Agreement to acquire six modern VLCCs, subject to certain financing and other conditions, expected to close during the second quarter of 2018. INSW has an experienced team committed to the very best operating practices and the highest levels of customer service and operational efficiency. International Seaways is headquartered in New York City, NY. Additional information is available at www.intlseas.com.

Forward-Looking Statements
This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company's plans to issue dividends, its prospects, including statements regarding vessel acquisitions, trends in the tanker markets, and possibilities of strategic alliances and investments. Forward-looking statements are based on the Company's current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for 2017 for the Company, and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:
David Siever, International Seaways, Inc.
(212) 578-1635
dsiever@intlseas.com